October 29, 2010

KeyOn Communications Holdings, Inc.

11742 Stonegate Circle

Omaha, Nebraska 68164

Re:	KeyOn Communications Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of up to 2,440,000 shares (the “2007 Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), issuable under the KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan, as amended (the “2007 Plan”) and 5,000,000 shares (the “2010 Shares,” and together with the 2007 Shares, the “Shares”) of Common Stock issuable under the KeyOn Communications Holdings, Inc. 2010 Incentive Stock and Awards Plan (the “2010 Plan,” and together with the 2007 Plan, the “Plans”).

In rendering the opinions set forth herein, we have reviewed (i) the Registration Statement, (ii) the 2010 Plan, (iii) the 2007 Plan, (iv) First Amendment to 2007 Incentive Stock and Awards Plan, (v) the Form of Stock Option Award Agreement under the 2007 Plan, (vi) the Form of Restricted Stock Award Agreement under the 2007 Plan, (vii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), (viii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (ix) a specimen of the Company’s Common Stock certificate and (x) resolutions of the Board of Directors of the Company. In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinions hereinafter expressed. As to various questions of fact material to the opinions expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

In rendering the opinions set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock, (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, (iv) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Incorporation of the Company that have not otherwise been issued or reserved for issuance and (v) the stock certificates (if any) representing the Shares will comply with the provisions of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and the General Corporation Law of the State of Delaware (the “DGCL”) when the Shares are issued.

KeyOn Communications Holdings, Inc.

October 29, 2010

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that:

1.         Upon issuance of the 2007 Shares in accordance with the terms of the 2007 Plan and the applicable award agreement, the 2007 Shares will be validly issued, fully paid and non-assessable.

2.         Upon issuance of the 2010 Shares in accordance with the terms of the 2010 Plan and the applicable award agreement, the 2010 Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the DGCL as in effect on the date hereof and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is given as of the effective date of the Registration Statement and we assume no obligation to update or supplement such opinion after the effective date of the Registration Statement to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP